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                                                                    Exhibit 23.1


CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the use in this Amendment No. 2 to Registration Statement No. 333-117942 of iPCS, Inc. and Subsidiaries on Form S-4 of our reports dated April 6, 2004 and November 5, 2001 on the consolidated financial statements of iPCS, Inc. and Subsidiaries as of September 30, 2003 and for the year ended September 30, 2003 and for the nine months ended September 30, 2001, appearing in the Prospectus, which is part of this Registration Statement, and which reports express unqualified opinions and include explanatory paragraphs which state that there is substantial doubt about the Company's ability to continue as a going concern and that the consolidated financial statements do not purport to reflect or provide for the consequences of the bankruptcy proceedings.

We also consent to the reference to us under the headings "Summary Historical Financial Information," "Selected Historical Financial Information" and "Experts" in such Prospectus.


/s/ DELOITTE & TOUCHE LLP


Davenport, Iowa
October 29, 2004